SUB-SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into on this 1st day of May 2015 by and among OppenheimerFunds, Inc., a Colorado corporation (the “SubAdviser”), OFI Global Asset Management, Inc. (the “Adviser”), a Delaware corporation and Apollo Credit Management, LLC, and a Delaware limited liability company (the “Sub-SubAdviser”).

W I T N E S S E T H:

WHEREAS, Oppenheimer Global Strategic Income Fund (the “Fund”) is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund has appointed the Adviser as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the “Advisory Agreement”);

WHEREAS, the Adviser, SubAdviser and Sub-SubAdviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and are engaged in the business of rendering investment advice;

WHEREAS, the SubAdviser has, pursuant to an Investment Subadvisory Agreement with the Adviser dated as of January 1, 2013 (the “SubAdvisory Agreement”), been retained to act as investment subadviser for the Fund;

WHEREAS, the SubAdvisory Agreement permits the SubAdviser, at its option, subject to approval by the Fund’s Board of Trustees (“Fund’s Board”) and, to the extent necessary, shareholders of the Fund, to delegate certain of its duties under the SubAdvisory Agreement to other investment advisers, subject to the requirements of the 1940 Act;

WHEREAS, the SubAdviser desires to retain Sub-SubAdviser to assist it in the provision of a continuous investment program for that portion, or all, of the Fund’s assets that the SubAdviser and/or the Adviser shall allocate to the Sub-SubAdviser from time to time, and Sub-SubAdviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.               Appointment as Sub-SubAdviser.

(a)             Appointment and Acceptance. The SubAdviser hereby retains the Sub-SubAdviser to act as Sub-SubAdviser for and manage that portion, or all, of the Fund’s assets that the SubAdviser and/or the Adviser shall allocate by notice to the Sub-SubAdviser from time to time (the “Allocated Assets”) and to provide investment advice to the Fund with the respect to the Allocated Assets as hereinafter set forth, subject to the supervision of the Adviser, SubAdviser and the Fund’s Board and subject to the terms of this Agreement; and the Sub-SubAdviser hereby accepts such employment and agrees to render the services and assume the obligations set forth herein.

(b)            Sub-SubAdvisory Arrangement Not Exclusive for Fund; Allocated Assets at Will of SubAdviser. It is acknowledged and agreed that the SubAdviser may appoint from time to time other sub-subadvisers in addition to the Sub-SubAdviser to manage the assets of the Fund that do not constitute the Allocated Assets and nothing in this Agreement shall be construed or interpreted to grant the Sub-SubAdviser an exclusive arrangement to act as the sole sub-subadviser to the Fund. It is further acknowledged and agreed that neither the SubAdviser nor the Adviser makes any commitment to designate any portion of the Fund’s assets to the Sub-SubAdviser as the Allocated Assets and the SubAdviser and/or the Adviser may increase or decrease, by written notice (and the SubAdviser will make commercially reasonable efforts to provide such notice ninety (90) days prior to such increase or decrease), the Allocated Assets at any time and the Sub-SubAdviser will cooperate with effecting any such increase or decrease; provided that each of the SubAdviser and the Sub-SubAdviser shall engage in good faith bona-fide discussions to determine the appropriate timing and methodology of any such increase or decrease of the applicable portion of the Allocated Assets, taking into account, among other factors, prevailing market dynamics and economic and other considerations.

2.               Duties of Sub-SubAdviser.

(a)             Supervision; SubAdviser Retains Certain Authority. In furnishing the services hereunder, the Sub-SubAdviser will be subject to the supervision of the SubAdviser, the Adviser and the Fund’s Board. Subject to notice to the Sub-SubAdviser, the SubAdviser retains complete authority to assume direct responsibility for any function delegated to the Sub-SubAdviser under this Agreement.

(b)            Investments. The Sub-SubAdviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund’s prospectus and Statement of Additional Information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the “Prospectus”) and subject to the directions, as specified in writing, of the SubAdviser, the Adviser and the Fund’s Board, to (i) regularly provide investment advice and recommendations to the Fund with respect to the Allocated Assets, investment policies and the purchase and sale of securities and other investments; (ii) supervise and monitor the investment program of the Allocated Assets and the composition of the portfolio of the Allocated Assets; (iii) determine what securities and other investments within the Allocated Assets shall be purchased or sold by the Fund; (iv) arrange, subject to the provisions of paragraph (e) below, for the purchase of securities and other investments for the Allocated Assets and the sale of securities and other investments held in the portfolio of the Allocated Assets; and (v) take any other actions in respect of any investments comprising a portion of the Allocated Assets or related thereto.

(c)             Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement or otherwise, the Sub-SubAdviser (i) shall act in conformity with the Fund’s Declaration of Trust and By-Laws (as in effect on the date hereof and provided to the Sub-SubAdviser), the Fund’s investment and compliance policies, policies established jointly by the SubAdviser and the Sub-SubAdviser and, to the extent required, approved by the Fund’s Board, and policies set forth in the Prospectus, from time to time, all in the form provided to the Sub-SubAdviser (collectively, including the Fund’s Declaration of Trust and By-Laws, the “Governing Documents”), (ii) shall use its commercially reasonable efforts to act in conformity with any amendments, supplements or modifications to the Fund’s Declaration of Trust or By-Laws, (iii) shall act in conformity with the reasonable instructions and directions received in writing from the Adviser, SubAdviser or the Fund’s Board and (iv) will conform to and comply with the requirements of the 1940 Act and the Advisers Act. The Adviser and/or SubAdviser will provide the Sub-SubAdviser with a summary of those portions of the minutes of the meetings of the Fund’s Board to the extent they may materially affect the duties of the Sub-SubAdviser, with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Sub-SubAdviser may reasonably request to enable it to perform its functions under this Agreement.

The Adviser and/or SubAdviser will provide the Sub-SubAdviser with 60 days’ notice of any change in the Fund’s investment objectives, policies and restrictions as stated in the Prospectus or in any procedures and policies adopted by the Fund’s Board and/or the Adviser and/or SubAdviser, and the Sub-SubAdviser shall, in the performance of its duties and obligations under this Agreement, manage the Allocated Assets in compliance with such changes, provided the Sub-SubAdviser has received notice of the effectiveness of such changes from the Fund or the Adviser and/or SubAdviser, and that any such changes to the investment objectives, policies, restrictions or guidelines for the Allocated Assets shall be reasonably acceptable to the Sub-SubAdviser. The parties may mutually agree upon, from time to time, additional investment guidelines to supplement and support the activities of the Sub-SubAdviser, subject to approval by the Fund’s Board. In addition to such notice, the SubAdviser shall provide to the Sub-SubAdviser a copy of any modified Prospectus or other document reflecting such changes.

(d)            Voting of Proxies. The SubAdviser shall vote any proxies for securities held in the Fund. The Sub-SubAdviser will make appropriate personnel available for consultation on proxy voting, if requested by the SubAdviser

(e)             Brokerage. The Sub-SubAdviser is authorized, subject to the supervision of the Adviser, SubAdviser and the Fund’s Board, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Allocated Assets’ portfolio securities or other investments with or through, such persons, brokers, dealers or other counterparties (including, to the extent permitted by applicable law and by the Fund, the Adviser or the SubAdviser, any broker, dealer or other counterparty affiliated with the Sub-SubAdviser) (collectively, “brokers”) as the Sub-SubAdviser may elect and negotiate commissions or spreads to be paid on such transactions.

The Sub-SubAdviser shall place orders for the purchase and sale of portfolio investments for the Fund’s account with brokers selected by the Sub-SubAdviser. In the selection of such brokers and the placing of such orders, the Sub-SubAdviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent permitted in accordance with Section 28(e) of the Securities Exchange Act of 1934, SEC guidance thereunder or otherwise. Without limiting the foregoing, the SubAdviser and the Sub-SubAdviser agree that, in using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Sub-SubAdviser, bearing in mind the best interests of the Allocated Assets at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to the Governing Documents, or as may be mutually agreed to by the SubAdviser and the Sub-SubAdviser in writing, the Sub-SubAdviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Sub-SubAdviser an amount of commission for effecting an investment transaction for the Allocated Assets that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Sub-SubAdviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either that particular transaction or the overall responsibility of the Sub-SubAdviser with respect to the accounts as to which it exercises investment discretion. It is recognized that the services provided by such brokers may be useful to the Sub-SubAdviser in connection with the Sub-SubAdviser’s services to other clients.

On an ongoing basis, but not less often than annually, the Sub-SubAdviser will provide a written report, in a form reasonably agreed between the Sub-SubAdviser and the SubAdviser, summarizing the considerations used for selecting brokers in the Sub-SubAdviser’s purchases of portfolio investments and analysis regarding “best execution,” taking into account the Sub-SubAdviser’s best execution policy (provided, that the Sub-SubAdviser will not be required to weigh any particular factor on an equal basis), as well as any “soft dollar” or similar arrangements that the Sub-SubAdviser maintains with brokers that execute transactions for the Allocated Assets, and of all research and other services provided to the Sub-SubAdviser by a broker (whether prepared by such broker or by a third party) as a result, in whole or in part, of the direction of transactions for the Allocated Assets by the Sub-SubAdviser to the broker.

On occasions when the Sub-SubAdviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Allocated Assets as well as other clients of the Sub-SubAdviser, the Sub-SubAdviser, to the extent permitted by applicable laws and regulations and subject to the allocation procedures approved by the Fund’s Board or Adviser, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-SubAdviser in accordance with the Sub-SubAdviser’s procedures.

(f)             Securities Transactions with Affiliated Persons. The Sub-SubAdviser and any “affiliated person”, as such term is defined in the 1940 Act (an “Affiliated Person”), of the Sub-SubAdviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Sub-SubAdviser or any affiliated person of the Sub-SubAdviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder and is permitted by the Governing Documents. Notwithstanding the foregoing, the Sub-SubAdviser will not enter into principal transactions with Affiliated Persons on behalf of the Allocated Assets without prior written consent to such practice by the SubAdviser.

(g)            Code of Ethics. The Sub-SubAdviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and the Sub-SubAdviser’s Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time, subject to approval by the Fund’s Board. The Sub-SubAdviser understands and agrees that its Code of Ethics and any amendments will be required to be approved by the Fund’s Board and filed as an exhibit with the SEC as part of the Fund’s registration statement. On at least a quarterly basis, the Sub-SubAdviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the SubAdviser that the Sub-SubAdviser and its Access Persons have complied with the Sub-SubAdviser’s Code of Ethics with respect to the Allocated Assets or (ii) identifying any violations which have occurred with respect to the Allocated Assets.

Annually, the Sub-SubAdviser will furnish a written report, which complies with the requirements of Rule 17j-1, concerning its Code of Ethics, to the Fund and the SubAdviser. The Sub-SubAdviser shall notify the SubAdviser promptly of any material violation of the Code of Ethics involving the Fund and provide information relevant to the Fund related to any such violation. Further, the Sub-SubAdviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-SubAdviser and its employees.

(h)            Reports, Provision of Information and Certifications. The Sub-SubAdviser shall timely provide to the SubAdviser and its designated agent(s) and the Fund, all information and documentation they may reasonably request as necessary or appropriate in order for the SubAdviser and the Fund’s Board to oversee the activities of the Sub-SubAdviser and the Allocated Assets and in connection with the compliance by any of them with the requirements of the Governing Documents and any applicable law.

Without limiting the generality of the foregoing, the Sub-SubAdviser agrees to provide to the SubAdviser or its designated agent(s):

(i)              information and commentary relating to the Sub-SubAdviser or the Allocated Assets for the Fund’s annual and semi-annual reports, in a format reasonably approved by the SubAdviser, together with (A) a certification that such information and commentary discuss all of the factors that materially affected the performance of the Fund with respect to the Allocated Assets, including the relevant market conditions and the investment techniques and strategies used and (B) such additional certifications related to the Sub-SubAdviser’s management of the Fund as are necessary to support the Fund’s filings on Form N-CSR, Form N-Q and other applicable forms, and the Fund’s Principal Executive Officer’s and Principal Financial Officer’s certifications under Rule 30a-2 under the 1940 Act, thereon.

(ii)            in a timely manner, generally within 24 hours, such information relating to the Sub-SubAdviser and its relationship to, and actions for, the Fund as is required to be contained in the Prospectus or in the Fund’s registration statement on Form N-1A (the “Registration Statement”). The Sub-SubAdviser will promptly, generally within 24 hours, inform the Fund and the SubAdviser if any information in the Prospectus or the Registration Statement relating to the Sub-SubAdviser is (or will become) inaccurate or incomplete in any material respect.

The SubAdviser shall use commercially reasonable efforts to provide the Sub-SubAdviser with ten (10) business days to review and comment upon all disclosure about the Fund in respect of the Allocated Assets and the Sub-SubAdviser contained or to be contained in the Fund’s Registration Statement, reports to shareholders, other communications to shareholders and advertisements and the Sub-SubAdviser shall use commercially reasonable efforts to review and comment within five (5) business days upon all disclosure about the Fund and the Sub-SubAdviser in respect of the Allocated Assets contained or to be contained in such documents; provided, however, that the Adviser and the SubAdviser will use their reasonable efforts to cause the Fund not to use any disclosure to which the Sub-SubAdviser has objected in writing within the foregoing timeframe as being inaccurate; provided, further, that the Sub-SubAdviser shall not unreasonably prevent the Fund from meeting its regulatory obligations.

(iii)          reports on portfolio transactions and reports on the Allocated Assets held in the portfolio, all in such detail, form and frequency as the Adviser, SubAdviser or the Fund may reasonably request.

(iv)          within twenty (20) business days after the end of each calendar quarter, a quarterly certification with respect to compliance and operational matters related to the Sub-SubAdviser and the Sub-SubAdviser’s management of the Allocated Assets (including, without limitation, compliance with the Governing Documents), in a format reasonably requested by the SubAdviser, as it may be amended from time to time.

(v)            within twenty (20) business days after the end of each calendar year, (A) a true and complete copy of its compliance policies and procedures that are reasonably designed to prevent violations of “Federal Securities Laws” (as such term is defined under Rule 38a-1 of the 1940 Act) and comply with Rule 206(4)-7 of the Advisers Act (the “Sub-SubAdviser Compliance Policies”), and (B) an annual certification under Rule 38a-1 under the 1940 Act from the Sub-SubAdviser’s Chief Compliance Officer, with respect to the design and operation of the Sub-SubAdviser’s compliance program, in a format reasonably requested by the SubAdviser.

(i)              Books and Records. The Sub-SubAdviser shall maintain separate detailed records of all matters pertaining to the Fund’s interests in the Allocated Assets as required by applicable law (including Rule 31a-1 of the 1940 Act) (the portion of such records constituting records required to be maintained by or on behalf of the Fund under the 1940 Act being referred to as the “Fund’s Records”). The Sub-SubAdviser acknowledges that the Fund’s Records are property of the Fund. The Fund’s Records shall be available to the Fund, the Adviser, or the SubAdviser and their respective agents upon written and reasonable request of the Fund, the Adviser, or the SubAdviser; provided, however, that such examinations shall: (w) be made during normal business hours; (x) be available for telecopying, electronic transmission or other reasonable form of delivery in accordance with Rule 31a-2 of the 1940 Act; (y) be made with the least amount of interference with the Sub-SubAdviser’s business and operations as reasonably practicable; and (z) be conducted at the sole expense of the Fund, the Adviser, or the SubAdviser, as applicable.

(j)              Regulatory Communications and Notices. The Sub-SubAdviser shall promptly provide notice to the SubAdviser regarding any inspections, notices or inquiries from any governmental, administrative or self-regulatory agency, including without limitation, any deficiency letter, responses to deficiency letters or similar communications or actions relating to (i) the Sub-SubAdviser’s management of the Allocated Assets or that otherwise relate to the Fund or (ii) that involve matters that could reasonably be viewed as material to the Sub-SubAdviser’s ability to provide services to the Fund and will keep the Adviser and SubAdviser apprised of significant developments with respect thereto.

(k)            Custody Arrangements. The Sub-SubAdviser shall on each business day provide the SubAdviser, the Fund and the Fund’s custodian such information as the SubAdviser, the Fund and the Fund’s custodian may reasonably request relating to all transactions and portfolio holdings of the Allocated Assets, including (i) the securities or other instruments held in the Allocated Assets; and (ii) the securities or other instruments purchased and sold for the Allocated Assets by the Sub-SubAdviser on such business day. With respect to securities or other instruments to be settled through the Fund’s custodian, the Sub-SubAdviser will arrange for the prompt transmission of the confirmation of such trades to the custodian.

(l)              Assistance with Valuation. The Sub-SubAdviser will provide information and assistance reasonably required by the Adviser or SubAdviser and their designated agent(s) in determining or assessing the market value of securities or other instruments held in the Allocated Assets, including those securities or instruments for which market quotations are not readily available or for which the Adviser, SubAdviser or the Board has otherwise determined are to be fair valued. In addition, in order to assist in the Fund’s obligation to value its portfolio assets on a daily basis to determine the Fund’s daily net asset value and upon the request of the Adviser or SubAdviser, the Sub-SubAdviser will assist the Fund, the Adviser or SubAdviser and their designated agent(s) in their determination of whether prices obtained for valuation purposes accurately reflect market price information relating to the Allocated Assets at such times as the Adviser or SubAdviser or their agents shall reasonably request. Without limiting the foregoing, the Sub-SubAdviser will provide recommendations for the market or fair value determinations of the Allocated Assets’ portfolio investments and will provide the data and methodologies (including valuation models) underlying such market or fair value recommendations to the Adviser, SubAdviser or their designated agents as the SubAdviser reasonably requests. In the event that the Adviser, SubAdviser or their designated agents as the SubAdviser reasonably requests disagrees with any recommendation of the Sub-SubAdviser, such person will notify the Sub-SubAdviser. The Sub-SubAdviser does not guarantee, and absent the Sub-SubAdviser’s willful misconduct or bad faith hereunder, will not be responsible for the accuracy, reliability, or completeness of any market or fair market value determinations of the Allocated Assets’ portfolio investments. All such assistance with valuation shall be provided, to the extent possible, in a timely manner to allow the Fund to strike an NAV by 6:00pm ET.

(m)          Portfolio Manager. If any member of the senior management team of the Sub-SubAdviser with direct responsibility for the management and operations of the Allocated Assets ceases to be employed by the Sub-SubAdviser or an affiliate thereof or ceases to have any responsibility for the management and operations of the Allocated Assets, the Sub-SubAdviser shall promptly notify the SubAdviser.

(n)            Access. Upon reasonable request by the SubAdviser, the Adviser or the Fund, representatives of the Sub-SubAdviser shall make presentations to the Fund’s Board regarding the Fund or the Allocated Assets. As mutually agreed from time to time between the Adviser, SubAdviser and the Sub-SubAdviser, the Sub-SubAdviser shall attend other meetings or make other presentations related to the Fund. If the Sub-SubAdviser is so asked to make such a presentation or attend a meeting, the Adviser and the SubAdviser will provide prompt notice of such presentation or meeting and will seek to facilitate the Sub-SubAdviser’s presence at such presentation or meeting.

(o)            Change of Control; Material Proceedings or Other Matters. The Sub-SubAdviser will promptly notify the SubAdviser of (A) any actual or anticipated material changes in the ownership, control or management of the Sub-SubAdviser, (B) any actual or anticipated material litigation, action or regulatory proceeding related to the Sub-SubAdviser or any of its officers or employees that is related to the Fund or could reasonably be expected to impact the Fund or (C) any other material matter as to which disclosure to the Fund’s Board or shareholders of the Fund is required. The Sub-SubAdviser will be responsible for any reasonable expenses in obtaining consents for, or notifying shareholders of the Fund of, any assignment by the Sub-SubAdviser.

3.               Independent Contractor. In the performance of its duties hereunder, the Sub-SubAdviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Adviser or the SubAdviser in any way or otherwise be deemed an agent of the Fund, Adviser or the SubAdviser.

4.               Expenses.

(a)             No Obligation. Except as provided in this Section 4, Section 2(o) and Section 11(b), in fulfilling the Sub-SubAdviser’s obligations hereunder the Sub-SubAdviser assumes no obligation with respect to, and shall not be responsible for, the expenses of the Fund, the Adviser, or the SubAdviser.

(b)            Expenses and Expense Reimbursement. During the term of this Agreement, except as set forth below, the Sub-SubAdviser shall pay all expenses incurred by it in connection with the activities it undertakes to meet its investment advisory and ordinary course valuation obligations hereunder. The Sub-SubAdviser shall, at its sole expense, employ or consult with such persons as it believes to be qualified to assist it in the execution of its investment advisory duties under this Agreement, including without limitation, persons employed or otherwise retained by the Sub-SubAdviser or made available to the Sub-SubAdviser by its affiliates. Expenses incurred by the Sub-SubAdviser in conjunction with the non-ordinary course valuation services (including expenses related to any third party valuation agents) provided by Sub-SubAdviser under Section 2(l) shall be at the expense of the Adviser and the SubAdviser. The Adviser shall cause the Sub-SubAdviser to be reimbursed by the Fund to the same extent as such expenses would be reimbursable to the Adviser pursuant to Section 4 of the Advisory Agreement, as in place as of the date hereof, had such expenses been incurred by the Adviser. To the extent that the Adviser or the SubAdviser requests the Sub-SubAdviser in writing to incur any expenses (other than expenses in connection with the Sub-SubAdviser fulfilling its investment advisory and ordinary course valuation obligations under this Agreement) that would not be reimbursable by the Fund pursuant to the preceding sentence, the Adviser or SubAdviser, as applicable, shall reimburse the Sub-SubAdviser for such expenses. The Fund, the Adviser or the Sub-Adviser will reimburse the Sub-Subadviser for reasonable expenses incurred in connection with responding to regulatory requests related to the Fund. The Sub-SubAdviser shall maintain and supply to the Fund, the Adviser and the SubAdviser as they may reasonably request, records of all such expenses for which it seeks reimbursement. The Sub-SubAdviser shall be reimbursed by the Fund for its expenses eligible for reimbursement in accordance with this Section 4 promptly following its request therefor, but in no event later than thirty (30) calendar days following such request.

5.               Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Sub-SubAdviser will be entitled to the fee as described on Exhibit A. Such fee will be computed daily and payable by the SubAdviser no later than the tenth (10th) business day following the end of each month.

6.               Representations and Warranties of Sub-SubAdviser. The Sub-SubAdviser represents, warrants and covenants to the SubAdviser, the Adviser and the Fund as follows:

(a)             Registered Investment Adviser. The Sub-SubAdviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted the Sub-SubAdviser Compliance Policies, and will correct promptly any violations that it finds, and will provide notice promptly to the SubAdviser of any “Material Compliance Matter,” as defined in Rule 38a-1 under the 1940 Act, that it has found (including through the normal compliance due diligence by its compliance department) in connection with the Sub-SubAdviser Compliance Policies that is related to the Fund or could reasonably be expected to adversely affect the Fund or the Sub-SubAdviser’s ability to act as Sub-SubAdviser hereunder; (v) has materially met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency; and (vi) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-SubAdviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act.

(b)            Commodity Trading Adviser. The Sub-SubAdviser is registered under the CEA as a Commodity Trading Adviser with the CFTC and the NFA, or it is not required to register pursuant to an applicable exemption.

(c)             Due Organization. The Sub-SubAdviser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted.

(d)            Authority; No Conflicts. (1) The execution, delivery and performance by the Sub-SubAdviser of this Agreement are within the Sub-SubAdviser’s powers and have been duly authorized by all necessary action and any individuals whose signatures are affixed to this Agreement on behalf of the Sub-SubAdviser have full authority and power to execute this Agreement on behalf of the Sub-SubAdviser, (2) no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-SubAdviser for the execution, delivery and performance by the Sub-SubAdviser of this Agreement, and (3) the execution, delivery and performance by the Sub-SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-SubAdviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-SubAdviser.

(e)             Enforceable. This Agreement is enforceable against the Sub-SubAdviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)             Cooperation with Diligence Requests; Accuracy. The Sub-SubAdviser has fully cooperated with any diligence requests made by the SubAdviser, the Adviser and/or the Fund’s Board, and all documents and responses previously provided to the SubAdviser are accurate and complete in all material respects and do not omit to state any material fact responsive to the SubAdviser’s request or necessary for the SubAdviser’s diligence.

(g)            Form ADV. The Form ADV of the Sub-SubAdviser previously provided to the SubAdviser and all amendments to the Sub-SubAdviser’s Form ADV to be provided to SubAdviser is or will be a true and complete copy of the form as currently filed or as then filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)            Insurance. The Sub-SubAdviser agrees that it will maintain at all times during the course of this Agreement and for the period thereafter in which indemnification obligations thereto could be triggered, an insurance policy with respect to the Sub-SubAdviser in a commercially reasonable amount and on commercially reasonable terms taking into account the aggregate amount that it could potentially be required to pay based on actual or potential liabilities in connection with its indemnification or other obligations under this Agreement.

7.               Representations and Warranties of SubAdviser. The SubAdviser represents, warrants and covenants to the Sub-SubAdviser and the Adviser as follows:

(a)             Registered Investment Adviser. The SubAdviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of “Federal Securities Laws” (as such term is defined under Rule 38a-1 of the 1940 Act) and comply with Rule 206(4)-7 of the Advisers Act, and will correct promptly any violations that it finds and will provide notice promptly to the Sub-SubAdviser of any “Material Compliance Matter,” as defined in Rule 38a-1 under the 1940 Act, that it has found in connection with its written policies that is related to the Fund or could reasonably be expected to adversely affect the Fund or the SubAdviser’s ability to act as SubAdviser; (v) has materially met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency; and (vi) will promptly notify the Sub-SubAdviser of the occurrence of any event that would disqualify the SubAdviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act.

(b)            Commodity Pool Operator. The SubAdviser is registered under the CEA as a Commodity Pool Operator and Commodity Trading Adviser with the CFTC and the NFA, or it is not required to register pursuant to an applicable exemption.

(c)             Due Organization. The SubAdviser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted.

(d)            Authority; No Conflicts. (1) The execution, delivery and performance by the SubAdviser of this Agreement are within the SubAdviser’s powers and have been duly authorized by all necessary action and any individuals whose signatures are affixed to this Agreement on behalf of the SubAdviser have full authority and power to execute this Agreement on behalf of the SubAdviser, (2) no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the SubAdviser for the execution, delivery and performance by the SubAdviser of this Agreement, and (3) the execution, delivery and performance by the SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the SubAdviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the SubAdviser.

(e)             Enforceable. This Agreement is enforceable against the SubAdviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)             SubAdvisory Agreement. The SubAdviser and the Adviser have duly entered into the SubAdvisory Agreement.

(g)            Form ADV. The Form ADV of the SubAdviser previously provided to the Sub-SubAdviser and all amendments to the SubAdviser’s Form ADV to be provided to Sub-SubAdviser is or will be a true and complete copy of the form as currently filed or as then filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)            Risk Factors/Conflicts of Interest. The SubAdviser represents and warrants that it has carefully reviewed and understands the risk factors and conflicts of interest contained in the Sub-SubAdviser’s Form ADV, as may be amended from time to time, and that the Sub-SubAdviser may engage, to the extent permitted by law, without liability to the Fund, the Adviser or the SubAdviser beyond the standard of care set forth in Section 10, in any and all of the activities of the type or character described or contemplated in risk factors and conflicts of interest in such Form ADV, whether or not such activities have or could have an effect on the SubAdviser’s affairs or on any Allocated Asset, and that no such activity will in and of itself constitute a breach or a waiver of any duty owed by any person to the Fund.

(i)              Insurance. The SubAdviser agrees that it will maintain at all times during the course of this Agreement and for the period thereafter in which indemnification obligations thereto could be triggered, an insurance policy with respect to the SubAdviser in a commercially reasonable amount and on commercially reasonable terms taking into account the aggregate amount that it could potentially be required to pay based on actual or potential liabilities in connection with its indemnification or other obligations under this Agreement.

8.               Representations and Warranties of Adviser. The Adviser represents, warrants and covenants to the Sub-SubAdviser and the SubAdviser as follows:

(a)             Registered Investment Adviser. The Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of “Federal Securities Laws” (as such term is defined under Rule 38a-1 of the 1940 Act) and comply with Rule 206(4)-7 of the Advisers Act, and will correct promptly any violations that it finds and will provide notice promptly to the Sub-SubAdviser of any “Material Compliance Matter,” as defined in Rule 38a-1 under the 1940 Act, that it has found in connection with its written policies that is related to the Fund or could reasonably be expected to adversely affect the Fund or the Adviser’s ability to act as Adviser; (v)  has materially met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency; and (vi) will promptly notify the Sub-SubAdviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act.

(b)            Commodity Pool Operator. The Adviser is registered under the CEA as a Commodity Pool Operator and Commodity Trading Adviser with the CFTC and the NFA, or it is not required to register pursuant to an applicable exemption.

(c)             Due Organization. The Adviser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted.

(d)            Authority; No Conflicts. (1) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action and any individuals whose signatures are affixed to this Agreement on behalf of the Adviser have full authority and power to execute this Agreement on behalf of the Adviser, (2) no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and (3) the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser.

(e)             Enforceable. This Agreement is enforceable against the Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)             Advisory Agreement. The Adviser and the Fund have duly entered into the Advisory Agreement.

(g)            Form ADV. The Form ADV of the Adviser previously provided to the Sub-SubAdviser and all amendments to the Adviser’s Form ADV to be provided to Sub-SubAdviser is or will be a true and complete copy of the form as currently filed or as then filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)            Risk Factors/Conflicts of Interest. The Adviser represents and warrants that it has carefully reviewed and understands the risk factors and conflicts of interest contained in the Sub-SubAdviser’s Form ADV, as may be amended from time to time, and that the Sub-SubAdviser may engage, to the extent permitted by law, without liability to the Fund, the Adviser or the SubAdviser beyond the standard of care set forth in Section 10, in any and all of the activities of the type or character described or contemplated in risk factors and conflicts of interest in such Form ADV, whether or not such activities have or could have an effect on the Adviser’s affairs or on any Allocated Asset, and that no such activity will in and of itself constitute a breach or a waiver of any duty owed by any person to the Fund.

(i)              Insurance. The Adviser agrees that it will maintain at all times during the course of this Agreement and for the period thereafter in which indemnification obligations thereto could be triggered, an insurance policy with respect to the Adviser in a commercially reasonable amount and on commercially reasonable terms taking into account the aggregate amount that it could potentially be required to pay based on actual or potential liabilities in connection with its indemnification or other obligations under this Agreement.

9.               Duty to Update Information. The parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true and the Sub-SubAdviser shall promptly update all information and documents which the Sub-SubAdviser is required to provide to the SubAdviser hereunder, such that all information relating to the Sub-SubAdviser provided to the SubAdviser is accurate, true and complete.

10.            Standard of Care, Liability and Indemnification.

(a)             Standard of Care and Liability. The Sub-SubAdviser will exercise its best judgment, act in good faith, use reasonable care and act in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement. Except as set forth in (b) below, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-SubAdviser or a reckless disregard of its duties hereunder, the Sub-SubAdviser, each of its affiliates and all respective partners, officers, trustees and employees (such persons, with respect to any of the Adviser, SubAdviser, Sub-SubAdviser, but excluding any fund or other account sponsored, managed or advised by any of them, “Affiliates”) and each person, if any, who within the meaning of the Securities Act of 1933 (the “1933 Act”) controls, is controlled by or is under common control with the Sub-SubAdviser (“Control Persons”) shall not be liable for any error of judgment or mistake of law and shall not be subject to any expenses or liability to the Adviser, the SubAdviser, the Fund or any of the Fund’s shareholders, in connection with the matters to which this Agreement relates. Except as set forth in (c) below, in the absence of willful misfeasance, bad faith or gross negligence on the part of the SubAdviser or a reckless disregard of its duties hereunder, the SubAdviser, any of its Affiliates and each of the SubAdviser’s Control Persons, if any, shall not be subject to any liability to the Sub-SubAdviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Allocated Assets; provided, however, that nothing herein shall relieve the SubAdviser and the Sub-SubAdviser from any of their obligations under applicable law, including, without limitation, federal and state securities or commodities laws.

(b)            Indemnification by Sub-SubAdviser. The Sub-SubAdviser agrees to indemnify and hold harmless the SubAdviser and the Adviser and each of their respective Affiliates and Control Persons and their respective officers, trustees and employees, against any and all losses, claims, damages, liabilities or litigation (including as a result of the SubAdviser’s or the Adviser’s indemnification of the Fund and including reasonable attorneys’ fees), to which such persons may become subject under the 1940 Act, the 1933 Act, the Advisers Act, the CEA or any other statute, law, rule or regulation, arising directly out of the Sub-SubAdviser’s responsibilities hereunder (1) to the extent of and as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder by the Sub-SubAdviser, any of the Sub-SubAdviser’s employees or representatives or any other Affiliate of or any person acting on behalf of the Sub-SubAdviser, or (2) as a result of any untrue statement of a material fact contained in the Fund’s registration statement, including any amendment thereof or any supplement thereto, and any marketing materials or the omission of a material fact required to be stated in such registration statement or marketing materials necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-SubAdviser to the Fund expressly for inclusion therein or written information regarding the Sub-SubAdviser or the Allocated Assets furnished by the SubAdviser to the Sub-SubAdviser for review and such information is expressly approved for inclusion therein by the Sub-SubAdviser or is not reasonably objected to by the Sub-SubAdviser as inaccurate or incomplete in any material respect; provided, however, that in no case is the Sub-SubAdviser’s indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(c)             Indemnification by Adviser and SubAdviser.

(i)              The Adviser and SubAdviser jointly and severally agree to indemnify and hold harmless the Sub-SubAdviser, its Affiliates and each Control Person of the Sub-SubAdviser, if any, and their respective officers, trustees and employees against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys’ fees), to which the Sub-SubAdviser or such Affiliates or Control Person of the Sub-SubAdviser or their respective officers, trustees and employees may become subject under the 1940 Act, the 1933 Act, the Advisers Act, or any other statute, law, rule or regulation, (1) with respect to the Allocated Assets, except to the extent of and as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of duties hereunder by the Sub-SubAdviser, any of the Sub-SubAdviser’s employees or representatives or any Affiliate of or any person acting on behalf of the Sub-SubAdviser, (2) arising out of the Adviser’s or SubAdviser’s, as applicable, responsibilities as investment manager or the Adviser’s or SubAdviser’s obligations hereunder, in each case to the extent of and as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of duties by the Adviser or SubAdviser, as applicable, any of the Adviser’s or SubAdviser’s, as applicable, employees or representatives or any Affiliate of or any person acting on behalf of the Adviser or SubAdviser, as applicable, or (3) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund’s registration statement, including any amendment thereof or any supplement thereto, or marketing materials or the omission of or alleged omission to state a material fact in such registration statement or marketing materials necessary to make the statements therein not misleading (other than a statement or omission for which the Sub-SubAdviser is obligated to indemnify the SubAdviser and the Adviser pursuant to Section 10(b)(2) above); provided, however, that in no case shall the SubAdviser’s and the Adviser’s, as applicable, indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(ii)            The Adviser and SubAdviser jointly and severally agree to indemnify and hold harmless the Fund and its officers, Trustees and employees, against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys’ fees), to which such persons may become subject under the 1940 Act, the 1933 Act, the Advisers Act, the CEA or any other statute, law, rule or regulation, arising directly out of the Sub-SubAdviser’s responsibilities hereunder (1) to the extent of and as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder by the Sub-SubAdviser, any of the Sub-SubAdviser’s employees or representatives or any other Affiliate of or any person acting on behalf of the Sub-SubAdviser, or (2) as a result of any untrue statement of a material fact contained in the Fund’s registration statement, including any amendment thereof or any supplement thereto, and any marketing materials or the omission of a material fact required to be stated in such registration statement or marketing materials necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-SubAdviser to the Fund expressly for inclusion therein or written information regarding the Sub-SubAdviser or the Allocated Assets furnished by the SubAdviser to the Sub-SubAdviser for review and such information is expressly approved for inclusion therein by the Sub-SubAdviser or is not reasonably objected to by the Sub-SubAdviser as inaccurate or incomplete in any material respect; provided, however, that in no case shall the Adviser and SubAdviser’s indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of its duties or by reason of its reckless disregard of its obligations and duties to the Fund.

(d)            Insurance. In connection with the foregoing (A) the Adviser’s, SubAdviser’s or Sub-SubAdviser’s, as the case may be, obligation, if any, to indemnify expenses to any indemnified party shall be reduced by any amount such indemnified party collects from any insurer, and (B) if the Adviser, SubAdviser or Sub-SubAdviser, as the case may be, (or any Affiliate thereof) pays or causes to be paid, for any reason, any amounts that are paid by an insurer, then (I) the Adviser, SubAdviser or Sub-SubAdviser, as the case may be, (or any such Affiliate thereof) shall be fully subrogated to all rights of the relevant indemnified party with respect to such payment, and (II) each relevant indemnified party shall assign to the Adviser, SubAdviser or Sub-SubAdviser, as the case may be, all of the indemnified party’s rights to indemnification from or with respect to such insurer.

11.            Duration and Termination.

(a)             Duration. Unless sooner terminated, this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund’s Board or vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act); provided that in either event its continuance also is approved by a majority of the Fund’s Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)            Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i) By vote of a majority of the Fund’s Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Sub-SubAdviser;

(ii) By the SubAdviser, upon at least 60 days’ written notice to the Sub-SubAdviser; or

(ii) By the Sub-SubAdviser upon at least 60 days’ written notice to the SubAdviser and the Fund.

The notice period provided for in clauses (i), (ii) or (iii) above may be waived by the parties required to be notified.

This Agreement shall not be assigned (as such term is defined for the purposes of the 1940 Act and the regulations promulgated thereunder) and shall terminate automatically in the event of its assignment (as such term is defined for the purposes of the 1940 Act and the regulations promulgated thereunder) or upon the termination of the Advisory Agreement. In the event of an assignment that occurs solely due to the change of control of the Sub-SubAdviser, any necessary approvals or notices will be obtained or made at the sole expense of the Sub-SubAdviser.

It is understood that from time to time the Allocated Assets may be zero. This Agreement does not terminate by its terms in the event that no Allocated Assets are available for the Sub-SubAdviser.

(c)             Effect of Expiration or Termination. If this Agreement expires as a result of a failure to obtain the continuation of its approval in accordance with Section 11(a) or is terminated pursuant to Section 11(b), then the Sub-SubAdviser shall be entitled to receive all amounts and any accrued but unreimbursed expenses payable to it and not yet paid pursuant to Sections 4 and 5 hereof, as applicable.

(d)            Transactions in Progress Upon Termination; Portfolio Transition. The SubAdviser and Sub-SubAdviser will cooperate with each other to ensure that portfolio or other transactions in progress at the date of termination of this Agreement shall be completed by the Sub-SubAdviser in accordance with the terms of such transactions, and to this end the Sub-SubAdviser shall provide the SubAdviser with all necessary information and documentation to secure the implementation thereof.

After termination of this Agreement or upon any decrease in the Allocated Assets, the Sub-SubAdviser shall, at the SubAdviser’s written request, dispose of portfolio investments (including illiquid investments) that were previously part of the Allocated Assets in an orderly manner on terms fair and reasonable to the Fund.

(e)             Due to the unique nature of the investments the Sub-SubAdviser expects to make with the Allocated Assets, if this Agreement is terminated and the Sub-SubAdviser is no longer an affiliated person of the Fund, the Sub-SubAdviser shall have the right by notice to the SubAdviser to acquire within five (5) business days all of the Allocated Assets still owned by the Fund at fair market value, which shall be the most recent value thereof used by the Fund for purposes of determining its net asset value. The Adviser and the SubAdviser will cooperate with the Sub-SubAdviser to ensure the Allocated Assets are transferred within five (5) business days.

12.            Duties of the SubAdviser. The SubAdviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the SubAdvisory Agreement and shall oversee and review the Sub-SubAdviser’s performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the SubAdviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

13.            Brand Usage. The Sub-SubAdviser conducts its investment advisory business under, and has the right to use, the licensed trade names Apollo Global Management, LLC and Apollo Credit Management, LLC and/or the licensed logo as set forth on Schedule A attached hereto (collectively, the “Brand”). Upon the terms and subject to the conditions set forth in this Section 13, the Sub-SubAdviser hereby grants to the SubAdviser and the Adviser a revocable, non-exclusive, non-transferable and non-sublicensable (except as expressly provided herein) royalty-free limited license (the “License”) to use the Brand solely (i) in connection with the Fund’s (a) public filings; (b) requests for information from state and federal regulators; (c) offering materials and advertising materials; and (d) press releases, and (ii) for the Adviser, the SubAdviser or the Fund, as applicable, to state in such materials that discretionary investment advisory services are being provided by the Sub-SubAdviser to the Fund under the terms of this Agreement. Prior to using the Brand in any manner, the Fund, the Adviser or the SubAdviser, as applicable, shall submit all proposed uses of the Brand to the Sub-SubAdviser. In the case of marketing or advertising materials, the Fund, the Adviser or the SubAdviser, as applicable, shall not use the Brand without the prior written approval of the Sub-SubAdviser (it being understood that no such prior written approval is required for use of the Brand in SEC or other regulatory filings; provided that the Fund, the Adviser and the Sub-Adviser will adhere to the provisos in the second paragraph of Section 2(h)(ii)). The Adviser and the SubAdviser agree to (x) control the use of the Brand in accordance with the standards and policies as established between the Adviser, the SubAdviser and the Sub-SubAdviser and (y) only use the Brand if it has received the prior written approval of the Sub-SubAdviser for such specific use. At no time shall the Adviser or the SubAdviser contest the validity of the Brand or use the Brand other than in accordance with this Agreement. The Sub-SubAdviser reserves the right to terminate the License immediately upon written notice for any reason, including, without limitation, if any use of the Brand by the Adviser, the SubAdviser or the Fund is not in compliance with the standards and policies as established between the Adviser and the Sub-SubAdviser. Unless terminated earlier by the Sub-SubAdviser, the term of the License shall be for the term of this Agreement only, including any renewals and extensions, and the right to use the Brand as provided herein shall terminate immediately upon the termination or expiration of this Agreement or the investment sub-advisory relationship between the SubAdviser and the Sub-SubAdviser; provided that, notwithstanding the foregoing, the Fund will be permitted to use the Brand after such termination only to the extent required in SEC or other regulatory filings. The Adviser and the SubAdviser agree that the Sub-SubAdviser is the sole owner of the Brand, and any and all goodwill in the Brand arising from the Adviser’s or the SubAdviser’s use of the Brand shall inure solely to the benefit of the Sub-SubAdviser. Without limiting the foregoing, the License shall have no effect on the Fund’s ownership rights of the works within which the Brand shall be used in accordance with this Section 13. The Adviser and SubAdviser may sublicense its rights under the License solely to the Fund; provided that any use of the Brand by the Fund shall be upon the same terms and conditions as contained herein and the Adviser and the SubAdviser shall remain liable for the Fund’s use of the Brand.

14.            Amendment. This Agreement may be amended only by mutual consent of the parties, provided that the terms of any material amendment shall be approved, if such approval is required by applicable law, by: a) the Fund’s Board or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Fund who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

15.            Confidentiality.

(a)             The Sub-SubAdviser agrees that it will, and will cause its Representatives (as defined below) to whom the Sub-SubAdviser discloses Fund Information (as defined below) to, hold in confidence and not disclose to any party any confidential or proprietary information produced or provided by the Adviser, the SubAdviser or the Fund and/or its Representatives (including but not limited to information that is material and non-public) (collectively, “Fund Information”). Notwithstanding the foregoing, the term “Fund Information” shall not, for the purposes of this Agreement, include any information which (i) at the time of disclosure or thereafter is or becomes available to and known by the public other than as a result of a disclosure by the Sub-SubAdviser or any of its Representatives in breach of this Agreement, (ii) was or becomes available to the Sub-SubAdviser on a nonconfidential basis from a source other than the Adviser, the SubAdviser or the Fund or any of their Representatives; provided that such source is not known to the Sub-SubAdviser to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of secrecy to, the Adviser, SubAdviser or the Fund, or (iii) has been independently developed by the Sub-SubAdviser or any of its Representatives without using Fund Information and without violating any of its obligations under this Agreement.

(b)            Each of the Adviser and the SubAdviser agrees that it will, and will cause its Representatives and the Fund and its Representatives to whom it discloses Apollo Information (as defined below) to, hold in confidence and not disclose to any party any confidential or proprietary information produced or provided by the Sub-SubAdviser and/or its Representatives (including but not limited to information that is material and non-public) (collectively, “Apollo Information”). Notwithstanding the foregoing, the term “Apollo Information” shall not, for the purposes of this Agreement, include any information which (i) at the time of disclosure or thereafter is or becomes available to and known by the public other than as a result of a disclosure by the Adviser, the SubAdviser, the Fund or any of their Representatives in breach of this Agreement, (ii) was or becomes available to the Adviser, the SubAdviser or the Fund on a nonconfidential basis from a source other than the Sub-SubAdviser or any of its Representatives; provided that such source is not known to the Adviser, SubAdviser or the Fund to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of secrecy to, the Sub-SubAdviser, or (iii) has been independently developed by the Adviser, the SubAdviser, the Fund or any of their Representatives without using Apollo Information and without violating any of their obligations under this Agreement.

(c)             Except as otherwise expressly provided herein, the parties will not use or disclose (other than to their respective Representatives) any of the Fund Information or Apollo Information, as applicable, that the Adviser, the SubAdviser, the Fund and Sub-SubAdviser are required to hold in confidence under this Section 15, as applicable, except in connection with the carrying out of the parties’ respective obligations hereunder. For purposes hereof, “Representatives” shall mean each of the parties’ respective affiliates, and its and their respective employees, directors, trustees, officers, agents and advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors) who need to know the information for the purpose of carrying out the parties’ respective obligations hereunder.

(d)            In the event that the Sub-SubAdviser or its Representatives are required to disclose any Fund Information pursuant to applicable law, governmental rule or regulation, court order, administrative or arbitral proceeding or by any regulatory authority having jurisdiction over the Sub-SubAdviser and/or any of its Representatives, the Sub-SubAdviser or such Representative shall provide (unless prohibited by law or regulation) the Adviser and the SubAdviser with prompt written notice in advance, if possible, but otherwise promptly thereafter, of any such request or requirement so that the Adviser or the SubAdviser may seek a protective order or other appropriate remedy at its own expense and/or waive compliance with the provisions of this Section 15. If, in the absence of a protective order or other remedy, or the receipt of a waiver of compliance with the provisions of this Section 15 by the Adviser, the SubAdviser, the Sub-SubAdviser or such Representative is nonetheless in the opinion of counsel legally required to disclose any Fund Information, the Sub-SubAdviser or such Representative may, without liability hereunder, disclose that portion of the Fund Information that it deems it is legally required to be disclosed.

(e)             In the event that the Adviser, the SubAdviser or their Representatives are required to disclose any Apollo Information pursuant to applicable law, governmental rule or regulation, court order, administrative or arbitral proceeding or by any regulatory authority having jurisdiction over the Adviser, the SubAdviser and/or any of their Representatives, the Adviser, the SubAdviser or such Representative shall provide (unless prohibited by law or regulation) the Sub-SubAdviser with prompt written notice in advance, if possible, but otherwise promptly thereafter, of any such request or requirement so that the Sub-SubAdviser may seek a protective order or other appropriate remedy at its own expense and/or waive compliance with the provisions of this Section 15. If, in the absence of a protective order or other remedy, or the receipt of a waiver of compliance with the provisions of this Section 15 by the Sub-SubAdviser, the Adviser, the SubAdviser or such Representative is nonetheless in the opinion of counsel legally required to disclose any Apollo Information, the Adviser, the SubAdviser or such Representative may, without liability hereunder, disclose that portion of the Apollo Information that it deems it is legally required to be disclosed.

(f)             As the Adviser, the SubAdviser, or the Sub-SubAdviser may each request, the Adviser, SubAdviser or Sub-SubAdvisor, as applicable, agrees to return or provide confirmation of the destruction of any confidential information that is not required to be maintained by law; provided, that each of the Adviser, SubAdviser, or Sub-SubAdviser, as applicable, may retain a copy of the confidential information for internal recordkeeping purposes.

16.            Business Continuity. The Sub-SubAdviser shall maintain business continuity, cyber-security, disaster recovery and backup capabilities and facilities, through which the Sub-SubAdviser will be able to perform its obligations hereunder with minimal disruptions or delays. Upon request, the Sub-SubAdviser shall provide to the SubAdviser access to its written business continuity, cyber-security, disaster recovery and backup plan(s) or sufficient information and written certification regarding such plans to satisfy the Adviser, the SubAdviser and the Fund’s reasonable inquiries and to assist the Fund and the Chief Compliance Officer of the Fund in complying with Rule 38a-1 under the 1940 Act. The Sub-SubAdviser represents that it tests its plan(s) on at least an annual basis, and shall, at the SubAdviser’s request, provide the SubAdviser with information regarding the results of its testing.

17.            Limitation on Consultation. In accordance with Rule 12d3-1 and Rule 17a-10 under the 1940 Act and any other applicable law or regulation, the Sub-SubAdviser is not permitted to consult with any other sub-subadviser to the Fund or any sub-subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Adviser or the SubAdviser serves as investment adviser concerning transactions for the Fund in securities or other assets. The Sub-SubAdviser is responsible only for providing advice with respect to the Allocated Assets.

18.            Cooperation. The Sub-SubAdviser shall cooperate reasonably with the Adviser and the SubAdviser for purposes of curing any regulatory or compliance breaches, filing any required reports, and responding to regulatory requests, in each case, related to the Fund, with the SEC or such other regulator having appropriate jurisdiction. The Adviser and SubAdviser shall furnish the Sub-SubAdviser and its representatives with the books and records in relation to the Allocated Assets and any additional financial, operating and other data and information in relation to the Allocated Assets as the Sub-SubAdviser may reasonably request.

19.            Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)             If to the Sub-SubAdviser:

Apollo Credit Management, LLC
9 West 57th Street
New York, New York 10019
Attention: Joseph Glatt, Vice President and Secretary
Email: jglatt@apollolp.com

(b)            If to the SubAdviser:

OppenheimerFunds, Inc.
225 Liberty Street, 11th Floor
New York, NY 10281-1008
Attention: Chief Investment Officer

With a copy to:

General Counsel
OFI Global Asset Management, Inc.
225 Liberty Street, 15th Floor
New York, NY 10281-1008

(c)             If to the Adviser:

General Counsel
OFI Global Asset Management, Inc.
225 Liberty Street, 15th Floor
New York, NY 10281-1008

Such notice shall be deemed effective when provided in accordance with this Section.

20.            Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State, and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

21.            Jurisdiction and Process; Waiver of Jury Trial.

(a)             Each of the Adviser, SubAdviser and the Sub-SubAdviser irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by applicable law, each of the Adviser, SubAdviser and the Sub-SubAdviser irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)            Each of the Adviser, SubAdviser and the Sub-SubAdviser consents to process being served by or on behalf such party in any suit, action or proceeding of the nature referred to in Section 21(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 19 or at such other address of which such party shall then have been notified pursuant to said Section. Each of the Adviser, SubAdviser and the Sub-SubAdviser agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)             Nothing in this Section 21 shall affect the right of any party to serve process in any manner permitted by law, or limit any right that such party may have to bring proceedings against the other in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)            THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

22.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

23.            Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” and “assignment” shall have their respective meanings as set forth in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC.

24.            Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

25.            Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

26.            Survival. The provisions of Sections 2(i), 6, 7, 8, 10, 11(d), 13, 15 and 18 will survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

SUB-SUBADVISER
Apollo Credit Management, LLC

By: /s/ Joseph Glatt
Name: Joseph Glatt
Title: Vice President

SUBADVISER
OppenheimerFunds, Inc.

By: /s/ Krishna Memani
Name: Krishna Memani
Title: Chief Investment Officer

ADVISER
OFI Global Asset Management, Inc.

By: /s/ Arthur P. Steinmetz
Name: Arthur P. Steinmetz
Title: Chairman, CEO, President &
Director

SCHEDULE A
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